Exhibit 99.1

Advanced Cell Technology Completes $10 Million Private Placement

Alameda, CA, September 4, 2007 — Advanced Cell Technology, Inc. (OTCBB:ACTC – News) announced today that it completed a private placement with institutional and other accredited investors resulting in gross proceeds of $10 million. The company intends to use the proceeds of the offering towards the further development of the company’s clinical programs, for general corporate purposes, including additions to working capital, and to finance certain costs related to its recently-announced plans to acquire Mytogen, Inc.

On August 31, 2007, Advanced Cell Technology closed on the private placement of $12,550,000 principal amount of amortizing senior secured convertible debentures. The issuance of the debentures generated $10,000,000 in gross proceeds. In connection with this financing, the company has agreed to file registration statements with the Securities and Exchange Commission registering on behalf of the purchasers the resale of all or such maximum portion of the shares of common stock, issuable upon conversion of the debentures and the exercise of the warrants, as permitted pursuant to Securities and Exchange Commission guidance regarding offerings made on a continuous basis pursuant to Securities and Exchange Commission Rule 415.

William M. Caldwell, IV, Chairman and CEO of Advanced Cell Technology remarked, “This transaction represents a significant event for Advanced Cell Technology and reflects the growing recognition of the potential of the company’s stem cell technology. The proceeds from this financing will allow ACTC to accelerate its development programs focused on novel therapies for diseases and indications that have few medical alternatives. Cardiovascular disease and regenerative retinal disorders represent substantial unmet medical needs that we believe our cell based therapies address.”

Additional details regarding the financing will be included in a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

About Advanced Cell Technology, Inc.

Advanced Cell Technology, Inc. is a biotechnology company applying stem cell technology in the emerging field of regenerative medicine. The company operates facilities in Alameda, California and Worcester, Massachusetts. For more information about the company, please visit www.advancedcell.com.

Forward-Looking Statements

Statements in this news release regarding future financial and operating results, future growth in research and development programs, potential applications of our technology, opportunities for the company and any other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “will,” “believes,” “plans,”

“anticipates,” “expects,” “estimates,” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: limited operating history, need for future capital, risks inherent in the development and commercialization of potential products, protection of our intellectual property, and economic conditions generally. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in the company’s periodic reports, including the report on Form 10-QSB for the quarter ended June 30, 2007.

Forward-looking statements are based on the beliefs, opinions, and expectations of the company’s management at the time they are made, and the company does not assume any obligation to update its forward-looking statements if those beliefs, opinions, expectations, or other circumstances should change.

Contacts

Media:
Jordan Markwith
Chad Griffin Consulting, Inc.
(310) 888-3523

Investors:
Andrew Hellman
CEOcast, Inc.
(212) 732-4300